Exhibit 99.1

Liberty Mutual Contact:	John Cusolito
617-877-6991 (Cell)

Safeco Contacts:	David M. Monfried
206-473-5389 (Office)
206-245-4031 (Cell)

Paul Hollie
206-473-5745 (Office)
206-399-8532 (Cell)

Date:	April 23, 2008

Liberty Mutual Group to Acquire Safeco Corporation
For $68.25 Cash Per Share

Liberty Mutual Group Will Become Fifth Largest U.S. Property and Casualty Insurer Based on Combined 2007 Direct Written Premium of $26.2 Billion

Boston, Mass. & Seattle, Wash. – Liberty Mutual Group (“Liberty Mutual”) and Safeco Corporation (“Safeco”) (NYSE: SAF) today announced that they have entered into a definitive agreement pursuant to which Liberty Mutual will acquire all outstanding shares of common stock of Safeco for $68.25 per share in cash.

The proposed transaction, which is valued at approximately $6.2 billion, has been approved by the Boards of Directors of both companies.  It is subject to approval by Safeco’s shareholders as well as the customary regulatory approvals and conditions.  The transaction is expected to close by the end of the third quarter of 2008.  The transaction is not subject to financing contingencies.

Upon completion of the transaction, Liberty Mutual will become the fifth largest property and casualty insurer in the United States.  Currently, Liberty Mutual Group is the sixth largest property and casualty insurer in the United States based on the company’s 2007 direct written premium of $20.2 billion, while Safeco had 2007 direct written premium of $5.9 billion.

Following the transaction, Safeco will become part of Liberty Mutual Group’s Agency Markets business unit.  Liberty Mutual Agency Markets had revenues of $5.6 billion in 2007.  Combined, the organization will have about 15,000 independent agencies.

“The addition of Safeco significantly expands and strengthens the Liberty Mutual Group,” said Edmund F. Kelly, Liberty Mutual Group chairman, president and chief executive officer.  “Safeco’s operations and product mix complement our existing Agency Markets operations.  Additionally, both organizations have superb Surety businesses which when combined will form the second largest Surety business in the United States.”

Safeco president and chief executive officer Paula Reynolds said, “This is the opportunity to take West Coast inventiveness and launch it with a global brand at a substantial premium to Safeco shareholders.”

Gary Gregg, president of Liberty Mutual Agency Markets, said, “Safeco is an excellent addition to Liberty Mutual Agency Markets and I look forward to working with the Safeco leadership team to deliver even greater value to our independent agent partners.  With revenue approaching $12 billion, Agency Markets will rank third in personal and fifth in commercial property and casualty products distributed through independent agents in the United States.  Just as important, we share Safeco’s commitment to employees, customers, agents and the communities in which we do business.”

In light of the proposed transaction, Safeco has postponed its previously scheduled annual meeting of shareholders to have been held on May 7, 2008.  Safeco will provide information on the timing of the annual and special shareholder meeting to approve the transaction announced today when available.

Safeco has been advised by Morgan Stanley & Co. Incorporated and Skadden, Arps, Slate, Meagher & Flom LLP in connection with this transaction.

About Liberty Mutual Group

Boston-based Liberty Mutual Group is a diversified global insurer and sixth largest property and casualty insurer in the U.S. based on 2007 direct written premium.  The Company also ranks 94th on the Fortune 500 list of largest corporations in the U.S. based on 2007 revenue.  As of December 31, 2007, Liberty Mutual Group had $94.7 billion in consolidated assets, $82.3 billion in consolidated liabilities, and $25.9 billion in annual consolidated revenue.

Agency Markets, a major business unit of the Liberty Mutual Group focusing on independent agency distribution, had $5.2 billion in net written premium in 2007 and has approximately 7,000 employees.

Liberty Mutual Group offers a wide range of insurance products and services, including personal automobile, homeowners, commercial multiple peril, commercial automobile, general liability, surety, workers compensation, global specialty, group disability, assumed reinsurance and fire.

Liberty Mutual Group (www.libertymutualgroup.com) employs over 41,000 people in more than 900 offices throughout the world.

About Safeco Corporation

Safeco provides insurance for individuals and for small- and mid-sized businesses.  Safeco offers a wide array of property and casualty insurance products, including personal auto and home as well as coverage for small- and mid-sized businesses, and surety bonds.  Safeco sells its products through a national network of agents and brokers. Safeco’s business helps people protect what they value and deal with the unexpected.

FORWARD LOOKING STATEMENTS

This communication, and other statements that Safeco and Liberty Mutual may make, including statements about the benefits of Liberty Mutual's proposed acquisition of Safeco (the "Acquisition"), may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, with respect to Safeco's and Liberty Mutual’s anticipated financial performance, business prospects and plans, and similar matters.  Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning.

Safeco and Liberty Mutual caution that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and Safeco and Liberty  Mutual assume no duty to and do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. Readers are cautioned not to place undue reliance on these forward-looking statements. In addition to factors previously disclosed in Safeco's documents filed with or furnished to the Securities and Exchange Commission (the "SEC") and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the introduction, withdrawal, success and timing of business initiatives and strategies; the approval of publicly filed rate adjustments; and changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of our investment portfolio; the impact of increased competition; the impact of capital improvement projects; the impact of future acquisitions or divestitures; the unfavorable resolution of legal proceedings; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of governmental agencies relating to Safeco, Liberty Mutual and their business and operations; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries and Safeco, Liberty Mutual and their business and operations; the occurrence, geographic areas impacted and severity of earthquakes, hurricanes, tornadoes or other natural disasters; the ability to attract and retain highly talented professionals; the shareholders of Safeco may not approve the Acquisition at the special meeting of Safeco shareholders; Liberty Mutual and Safeco may be unable to obtain governmental and regulatory approvals required for the Acquisition, or required governmental and regulatory approvals may delay the Acquisition or result in the imposition of conditions that could cause the parties to abandon the Acquisition; Liberty Mutual and Safeco may be unable to complete the Acquisition because, among other reasons, conditions to the closing of the Acquisition may not be satisfied or waived; and the outcome of any legal proceedings to the extent initiated against Safeco, Liberty Mutual and others following the announcement of the Acquisition cannot be predicted.

Safeco's Annual Report on Form 10-K and Safeco's subsequent reports filed with the SEC, accessible on the SEC's website at http://www.sec.gov and on Safeco's website at http://www.safeco.com, discuss certain of these factors in more detail and identify additional factors that can affect forward-looking statements.  The information contained on our website is not a part of this communication.  For a further discussion of these and other risks and uncertainties affecting Liberty Mutual, see Liberty Mutual's website at www.libertymutual.com/investors.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Acquisition, Safeco intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A.  INVESTORS AND SECURITY HOLDERS OF SAFECO ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT SAFECO, LIBERTY MUTUAL AND THE ACQUISITION.  The Schedule 14A, the preliminary proxy statement and other relevant materials (when they become available), and any other documents filed by Safeco with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to: Safeco Corporation, Safeco Plaza, 1001 4th Avenue, Seattle, Washington 98185, Attention:  Investor Relations.

PARTICIPANTS IN THE SOLICITATION

Safeco and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of Safeco in connection with the Acquisition.  Information about the executive officers and directors of Safeco and their ownership of Safeco common stock is set forth in the proxy statement for Safeco's 2008 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2008, but which meeting has been postponed.  Investors and security holders may obtain additional information regarding the direct and indirect interests of Safeco and its executive officers and directors in the Acquisition by reading the Schedule 14A and the preliminary proxy statement regarding the Acquisition when it becomes available.

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